Exhibit 99.4

CONSENT OF JEFFERIES & COMPANY, INC.

Board of Directors

Primedex Health Systems, Inc.

1510 Cotner Avenue
Los Angeles, CA 90025

We hereby consent to the use of our opinion letter dated July 6, 2006 to the Board of Directors of Primedex Health Systems, Inc. (“Primedex”) included as Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Primedex and Radiologix Inc., and to references to such opinion in such Proxy Statement/Prospectus under the captions “Summary—Opinions of Our Financial Advisors—Opinion of Primedex’s Financial Advisor” and “The Merger—Opinion of Our Financial Advisors—Jefferies & Company, Inc.”  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are expects with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

JEFFERIES & COMPANY, INC.

	By:	/s/ JEFFERIES & COMPANY, INC.

New York, NY
August 21, 2006